Exhibit 10.7

JOHNSON CONTROLS INTERNATIONAL PLC
 2007 STOCK OPTION PLAN

(Adjusted to reflect 3-for-1 stock split effective September 14, 2007)

1.                                      Purpose and Effective Date.

(a)                                 Purpose.  The Johnson Controls International plc 2007 Share Option Plan has two complementary purposes:  (i) to attract and retain outstanding individuals to serve as officers and employees and (ii) to increase shareholder value.  This Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire ordinary shares of the Company, or receive monetary payments based on the value of such ordinary shares, on the potentially favorable terms that this Plan provides.

(b)                                 Effective Date; History.  This Plan became effective, and Awards were able to be granted under this Plan, on and after January 24, 2007 (the “Effective Date”).  Upon the Effective Date, no new awards could be granted under the Johnson Controls, Inc. 2000 Stock Option Plan (the “2000 Stock Option Plan”).  As described in Section 1(c) of the Company’s 2012 Omnibus Incentive Plan (the “2012 Plan”), this Plan terminated on January 23, 2013, the date of shareholder approval of the 2012 Plan, and no new awards could be granted under this Plan following such termination date; provided that this Plan continued to govern awards outstanding as of such termination date and such awards shall continue in force and effect until fully distributed or terminated pursuant to their terms.  This Plan is being amended and restated in connection with, and effective immediately after the closing of, the merger (the “Merger”) being consummated on September 2, 2016 pursuant to the Agreement and Plan of Merger, dated as of January 24, 2016, by and among the Company, Johnson Controls, Inc. and Jagara Merger Sub LLC (the “Merger Agreement”).  The amendment and restatement reflects, as provided in Section 2.3 of the Merger Agreement, (i) the Company’s assumption of all rights and obligations in respect of this Plan, (ii) the amendment of all references in this Plan to a number of shares of Johnson Controls, Inc. common stock to refer instead to a number of ordinary shares of the Company and (iii) the succession of the Company’s Board of Directors or a committee thereof to the authority and responsibility of the Johnson Controls, Inc. Board of Directors or committee thereof with respect to the administration of this Plan.

2.                                      Definitions.  Capitalized terms used in this Plan have the following meanings:

(a)                                 “Administrator” means the Committee.  In addition, the Chief Executive Officer of the Company may act as the Administrator with respect to Awards made (or to be made) to employees who are not Section 16 Participants or Section 162(m) Participants at the time such authority or responsibility is exercised.

(b)                                 “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c), provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein; and further provided that solely for purposes of Sections 2(e), 2(m), 2(r), 9 and 14(b), the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c)                                  “Award” means a grant of Options and/or Share Appreciation Rights.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Cause” means:  (1) if the Participant is subject to an employment agreement with the Company or an Affiliate that contains a definition of “cause”, such definition, or (2) otherwise, any of the following as determined by the Administrator:  (A) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or an Affiliate, or the Company’s or an Affiliate’s code of ethics, as then in effect, (B) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or an Affiliate, (C) commission of an act of dishonesty or disloyalty involving the Company or an Affiliate, (D) violation of any federal, state or local law in connection with the Participant’s employment, or (E) breach of any fiduciary duty to the Company or an Affiliate.

(f)                                   “Change of Control” means the first to occur of any one of the following events following the Merger:

(i)                                     The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding Shares (the “Outstanding Company Shares”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:  (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company (as defined below) or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(f)(iii)(A) - 2(f)(iii)(C);

(ii)                                  Any time at which individuals who, as of immediately following  the Merger, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)                               Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or shares of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Shares and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company, or an Affiliated Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)                              Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of an Award that provides for the payment of deferred compensation that is subject to Code Section 409A, if a Change of Control triggers the payment of compensation under such Award, then the definition of Change of Control herein shall be deemed amended to conform to the requirements of Code Section 409A and the Administrator may provide such an alternate definition of a Change of Control in the Award agreement governing such Award. For the avoidance of doubt, notwithstanding anything to the contrary herein, the Merger was deemed to have constituted a Change of Control to the extent provided in the Merger Agreement.

(g)                                  “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(h)                                 “Committee” means the Compensation and Human Resources Committee of the Board (or a successor committee with the same or similar authority).

(i)                                     “Company” means Johnson Controls International plc, an Irish public limited company, or any successor thereto.

(j)                                    “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, as determined by the Administrator.  The Administrator may request such evidence of disability as it reasonably determines.

(k)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.  Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(l)                                     “Fair Market Value” means, per Share on a particular date, the closing sales price on such date on the New York Stock Exchange, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such market.  If the Shares are not listed on the New York Stock Exchange, but are traded on a national securities exchange or in an over-the-counter market, the closing sales price (or if there is no closing sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market, will be used.  If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used.  However, in connection with an exercise of Options, to the extent the Participant sells any Shares acquired upon such exercise in a market transaction on the date of exercise, the sale price(s) for any such Shares shall be the Fair Market Value for such Shares.

(m)                             “Inimical Conduct” means any act or omission that is inimical to the best of interests of the Company or any Affiliate, as determined by the Administrator in its sole discretion, including but not limited to:  (i) violation of any employment, noncompete, confidentiality or other agreement in effect with the Company or any Affiliate, (ii) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or an Affiliate, or (iii) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

(n)                                 “Option” means the right to purchase Shares at a stated price for a specified period of time.

(o)                                 “Participant” means an individual selected by the Administrator to receive an Award.

(p)                                 “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(q)                                 “Plan” means this Johnson Controls International plc 2007 Share Option Plan, as may be amended from time to time.

(r)                                    “Retirement” means termination of employment from the Company and its Affiliates (for other than Cause) on a date the Participant is then eligible to receive immediate early or normal retirement benefits under the provisions of any of the Company’s or its Affiliate’s defined benefit pension plans, or if the Participant is not covered under any such plan, on or after attainment of age fifty-five (55) and completion of ten (10) years of continuous service with the Company and its Affiliates or on or after attainment of age sixty-five (65) and completion of five (5) years of continuous service with the Company and its Affiliates.

(s)                                   “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(t)                                    “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act at the time in question.

(u)                                 “Section 162(m) Participants” means the Chief Executive Officer of the Company (or person acting in such capacity) and the four highest compensated officers (other than the Chief Executive Officer).

(v)                                 “Share” means an ordinary share of the Company.

(w)                               “Share Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(x)                                 “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or other equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.                                      Administration.

(a)                                 Administration.  The Administrator shall administer this Plan.  In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan and all Awards, including but not limited to the authority to:  (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan.  All determinations of the Administrator are final and binding.

(b)                                 Delegation to Other Committees or Officers.  To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee.  However, no such delegation is permitted with respect to Awards made to Section 16 Participants or Section 162(m) Participants at the time any such delegated authority or responsibility is exercised.  The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants or Section 162(m) Participants.  If the Board or the Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)                                  Indemnification.  The Company will indemnify and hold harmless each member of the Committee, the Chief Executive Officer of the Company, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any act done, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s charter documents permit.

4.                                      Eligibility.  The Administrator (to the extent of its authority) may designate any of the following as a Participant from time to time:  any officer or other employee of the Company or its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or employee.  The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year.  No individual shall have any right to be granted an Award, even if an Award was granted to such individual at any prior time, or if a similarly-situated individual is or was granted an Award under similar circumstances.

5.                                      Types of Awards.  Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section

422.  Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.                                      Shares Reserved under this Plan.

(a)                                 Plan Reserve.  Subject to adjustment as provided in Section 13, an aggregate of 36,965,289 Shares, plus the Shares described in subsection (c), are reserved for issuance under this Plan.  Notwithstanding the foregoing, subject to adjustment as provided in Section 13, the Company may issue only 36,965,289 Shares under this Plan upon the exercise of incentive stock options.

(b)                                 Depletion and Replenishment of Share Reserve.  The aggregate number of Shares reserved under Section 6(a) shall be depleted by the number of Shares with respect to which an Award is granted.  If, however, an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, or if Shares are forfeited under an Award, or if Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if an SAR is settled in cash, then such Shares may again be used for new Awards under this Plan under Section 6(a), but such Shares may not be issued pursuant to incentive stock options.

(c)                                  Addition of Shares from Predecessor Plan.  After November 15, 2006, and prior to December 31, 2009, if any Shares subject to awards granted under the 2000 Stock Option Plan had again become available for new grants under the terms of such plan (and were in fact not used for new grants under such plan prior to the Effective Date), then those Shares became available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a).  Any such Shares would not be available for future awards under the 2000 Stock Option Plan after the Effective Date.

(d)                                 Participant Limitations.  Subject to adjustment as provided in Section 13, no Participant may receive Options for, and/or Share Appreciation Rights with respect to, more than 2,000,000 Shares during any two consecutive calendar years.  In the initial calendar year that this Plan is in effect, any Options or SARs granted to a Participant under the 2000 Stock Option Plan in such calendar year shall be counted towards this limit.  In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7.                                      Options.  Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:  (a) the grant date, which may not be any day prior to the date the Administrator approves the grant; (b) the number of Shares subject to the Option; (c) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (d) the terms and conditions of exercise; and (e) the term, except that an Option must terminate no later than ten (10) years after the date of grant.  In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise.

8.                                      Share Appreciation Rights.  Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:  (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the number of Shares to which the SAR relates; (c) the grant date, which may not be any day prior to the date the

Administrator approves the grant; (d) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity; (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof.  If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option.  Upon exercise of an SAR in respect of any number of Shares, the number of Shares subject to the related Option shall be reduced by the same amount and such Option may not be exercised with respect to that number of Shares.  The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.                                      Termination of Awards.

(a)                                 Termination of Employment.  Unless otherwise provided by the Administrator, in the event of the Participant’s termination of employment or service from the Company and its Affiliates:

(i)                                     As a result of death, the Participant’s Award shall be exercisable immediately to the extent it would have been exercisable had the Participant remained in service for twelve (12) months after the date of death, and may be exercised until the earlier of the first (1st) anniversary of the date of the Participant’s death or the last day of the term of the Award.

(ii)                                  As a result of Retirement, the Participant’s Award shall be exercisable immediately in full (provided that an Award made to a Participant who Retires  prior to the end of the first full calendar year following the completion of the fiscal year in which such Award was granted shall be exercisable only to the extent exercisable as of the date of Retirement and without regard to Retirement), and may be exercised until the earlier of the third (3rd) anniversary of the date of Retirement or the last day of the term of the Award; provided that if the Participant is an officer of the Company at the time of Retirement, the Award may be exercised for the remainder of its full term;

(iii)                               As a result of Disability, the Participant’s Award shall be exercisable immediately in full, and may be exercised until the earlier of the third (3rd) anniversary of the date of termination or the last day of the term of the Award; provided that if the Participant is an officer of the Company at the time of Disability, the Award may be exercised until the earlier of the fifth (5th) anniversary of the date of termination or the date the Award expires;

(iv)                              For any other reason not described above (other than Cause, which is governed by subsection (b)), the Participant’s Award may be exercisable (to the extent exercisable as of the date of such termination) until the earlier of thirty (30) days from the date of termination or the date the Award expires.

For purposes of this subsection (a) and Sections 7 and 8, the termination of an Award shall occur at the close of business at the Company’s headquarters on the date in question, or if the date in question is a Saturday, Sunday or holiday, on the immediately preceding business day.

(b)                                 For Cause or Inimical Conduct.  Unless otherwise provided by the Administrator, notwithstanding any provisions of this Plan or an Award agreement to the contrary, a Participant’s Award shall be immediately cancelled and forfeited, regardless of vesting, and any pending exercises shall be cancelled, on the date that:  (i) the Company or an Affiliate terminates the Participant’s employment for Cause, (ii) the Administrator determines that the Participant’s employment could have been terminated for Cause if the Company or Affiliate had all relevant facts in its possession as of the date of the Participant’s termination, or (iii) the Administrator determines the Participant has engaged in Inimical Conduct.  The Administrator may suspend all exercises or delivery of cash or Shares (without liability for interest thereon) pending its determination of whether the Participant has been or should have been terminated for Cause or has engaged in Inimical Conduct.

10.                               Transferability.  Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award.

11.                               Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)                                 Term of Plan.  Unless the Board earlier terminates this Plan pursuant to Section 11(b), this Plan will terminate on the tenth (10th) anniversary of the Effective Date.

(b)                                 Termination and Amendment.  The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)                                     the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by:  (A) action of the Board,  (B) applicable corporate law or (C) any other applicable law;

(ii)                                  shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by:  (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii)                               shareholders must approve any of the following Plan amendments:  (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 13); or (B) an amendment that would diminish the protections afforded by Section 11(e).

Notwithstanding anything in the Plan to the contrary, the Board reserves the right to amend the provisions of Section 13(c) prior to the effective date of a Change of Control without the need to obtain the consent of a Participant or any other individual with an interest in an Award.

(c)                                  Amendment, Modification or Cancellation of Awards.  Subject to the requirements of this Plan including Section 11(e), the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant, but the Administrator need not obtain Participant consent for the modification, adjustment or cancellation of an Award pursuant to the provisions of Section 13 or the modification of an Award to the extent deemed necessary in the judgment of the Administrator to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded or to preserve favorable accounting treatment of any Award for the Company.  Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(d)                                 Survival of Authority and Awards.  Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 11 and to otherwise administer this Plan will extend beyond the date of this Plan’s termination.  In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may be terminated by their own terms and conditions or the terms and conditions of this Plan prior to its termination.

(e)                                  Repricing Prohibited.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 13, neither the Administrator nor any other person may decrease the exercise price for any outstanding Option or SAR after the date of grant nor allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

(f)                                   Foreign Participation.  To assure the viability of Awards granted to Participants employed in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes.  Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.  In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 11(b)(ii) or (iii).

(g)                                  Code Section 409A.  The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

12.                               Taxes.

(a)                                 Withholding.  The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.  If Shares are deliverable upon exercise or payment of an Award, the Administrator may permit or require a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld.  However, to the extent that the limitation in this sentence must apply for the Company to avoid an accounting charge, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction.  If the Administrator permits an election, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires.

(b)                                 No Guarantee of Tax Treatment.  Notwithstanding any provisions of this Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that any Award intended to be exempt from Code Section 409A shall be so exempt, nor that any Award intended to comply with Code Section 409A shall so comply, nor will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

13.                               Adjustment Provisions; Change of Control.

(a)                                 Adjustment of Shares.  If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged, (ii) the Company shall subdivide or combine its Shares or the Company shall declare a dividend payable in Shares, other securities, or other property; (iii) the Company shall effect a cash dividend the amount of which exceeds ten percent (10%) of the Fair Market Value at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares, or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Board or Committee shall, in such manner as it deems equitable, adjust any or all of:  (i) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a), 6(c) and 6(d)) and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the exercise or grant price with respect to any Award.  Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect),  the number and kind of shares, other securities, cash or other property to which holders of Shares are or will be entitled in respect of each Share pursuant to the transaction.

Unless the Administrator determines otherwise, any such adjustment to an Award that is exempt from Code Section 409A shall be made in manner that permits the Award to continue to be so exempt, and any adjustment to an Award that is subject to Code Section 409A shall be made in a manner that complies with the provisions thereof.  Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number.  Notwithstanding the foregoing, in the case of a share dividend (other than a share dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse share split), if no action is taken by the Board or Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such share dividend or subdivision or combination of the Shares.

(b)                                 Issuance or Assumption.  Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or shares, or reorganization, the Administrator may authorize the issuance of Awards under this Plan or the assumption of awards issued under other plans upon such terms and conditions as it may deem appropriate, subject to the listing requirements of any principal securities exchange or market on which the Shares are then traded.

(c)                                  Change of Control.  If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the vesting of a Participant’s Awards, then such agreement shall control the vesting of such Awards upon the occurrence of a Change of Control.  In all other cases, unless provided otherwise in an Award agreement, upon a Change of Control, all Awards then held by Participants who are employed by the Company or an Affiliate shall be exercisable in full.  In addition, upon a Change of Control, the Committee may, in its discretion, cancel each outstanding Award effective on the date of the Change of Control in exchange for a cash payment to the holder thereof in an amount equal to the number of Options or Share Appreciation Rights that have not been exercised multiplied by the excess of the fair market value per Share on the date of the Change of Control (as determined by the Committee) over the exercise price of the Option or the grant price of the Share Appreciation Right, as the case may be.

Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

14.                               Miscellaneous.

(a)                                 Other Terms and Conditions.  Any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant and whether determined at the time of grant or later) as the Administrator determines appropriate, including, without limitation, provisions for:

(i)                                     the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(ii)                                  restrictions on resale or other disposition of Shares; and

(iii)                               compliance with federal or state securities laws and stock exchange requirements.

(b)                                 Employment.  The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate.  Unless determined otherwise by the Administrator, for purposes of this Plan and all Awards, the following rules shall apply:

(i)                                     a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)                                  a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a non-employee director of the Company or of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased;

(iii)                               a Participant employed by an Affiliate will be considered to have terminated employment with the Company and its Affiliates when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment upon a “separation from service” within the meaning of  Code Section 409A.

(c)                                  No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)                                 Offset.  The Company shall have the right to offset, from any amount payable or shares deliverable hereunder, any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant or any individual with a right to the Participant’s Award.

(e)                                  Unfunded Plan.  This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits.  This Plan does not establish any fiduciary relationship between the Company and any Participant or other person.  To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(f)                                   Requirements of Law and Securities Exchange.  The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.  Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith.  The Company may impose such restrictions on any Shares issued under this Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(g)                                  Governing Law.  This Plan, and all Awards hereunder, and all determinations made and actions taken pursuant to this Plan, shall be governed by the internal laws of the State of Wisconsin (without reference to conflict of law principles thereof) and construed  in accordance therewith, to the extent not otherwise governed by the laws of the United States or as otherwise provided hereinafter.  Notwithstanding anything to the contrary herein, if any individual (other than the Company) brings a claim that relates to benefits under this Plan, regardless of  the basis of the claim (including but not limited to wrongful discharge or Title VII discrimination), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and the following provisions, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(i)                                     Initiation of Action.  Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party.  Normally, such written notice should be provided to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.  However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time.  If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void.  Any notice sent to the Company shall be delivered to:

Office of General Counsel

Johnson Controls International plc

5757 North Green Bay Avenue

P.O. Box 591

Milwaukee, WI  53201-0591

The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based.  Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

(ii)                                  Compliance with Personnel Policies.  Before proceeding to arbitration on a complaint, the claimant must initiate and participate in any complaint resolution procedure identified in the personnel policies of the Company or an Affiliate, as applicable.  If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure.  No arbitration hearing shall be held on a complaint until any complaint resolution procedure of the Company or an Affiliate, as applicable, has been completed.

(iii)                               Rules of Arbitration.  All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA.  The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under the award or policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process.  The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.

(iv)                              Representation and Costs.  Each party may be represented in the arbitration by an attorney or other representative selected by the party.  The Company or Affiliate shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration.  The claimant shall be responsible for his attorney’s or representative’s fees, if any.  However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

(v)                                 Discovery; Location; Rules of Evidence.  Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure.  Arbitration will be held at a location selected by the Company.  AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance.  Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

(vi)                              Confidentiality.  The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties.  Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

(h)                                 Construction.  Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply.  Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i)                                     Severability.  If any provision of this Plan or any Award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.